UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073

PROXY STATEMENT
Annual Meeting of Shareholders
May 24, 2007

VOTING METHODS

The accompanying Proxy Statement describes important issues affecting Target Corporation (Target). If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.     BY INTERNET

a.      Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week.

b.      Enter the 12-digit number that appears in the box on the right side of the proxy card.

c.      Follow the simple instructions.

2.     BY TELEPHONE

a.      On a touch-tone telephone, call toll-free 1-800-690-6903, 24 hours a day, seven days a week.

b.      Enter the 12-digit number that appears in the box on the right side of the proxy card.

c.      Follow the simple recorded instructions.

3.     BY MAIL

(Do not mail the proxy card if you are voting by Internet or telephone.)

a.      Mark your selections on the proxy card.

b.      Date and sign your name exactly as it appears on your proxy card.

c.      Mail the proxy card in the enclosed postage-paid envelope.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

ADMISSION POLICY

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 24, 2007. You must have an admission ticket in order to attend the meeting. If you are a shareholder of record and plan to attend the meeting, please contact Target’s Investor Relations department by email at investorrelations@target.com or by telephone at (612) 761-6742 to request a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend the meeting, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1448, Minneapolis, MN 55403 (fax: 612-761-5555 or email: investorrelations@target.com). Requests for admission tickets will be processed in the order in which they are received and must be received no later than May 14, 2007.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	1:00 p.m. Eastern Daylight Time, on Thursday, May 24, 2007
PLACE

Target Store
3100 West 117th Street
Cleveland, Ohio

This location allows us to showcase our latest general merchandise store design in the latter stages of construction prior to opening. This store is scheduled to open in July 2007. The near-completed construction status of this store also provides sufficient space to accommodate shareholders for our Annual Meeting.

MEETING FORMAT

The meeting will include prepared remarks by our CEO, followed by a live, interactive question and answer session with senior executives. A live webcast of the meeting will be accessible on our website at www.target.com/investors. Cameras and recording devices are not permitted at the meeting.

ITEMS OF BUSINESS	(1) To elect four directors for three-year terms.
(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.
(3) To approve the Target Corporation Officer Short-Term Incentive Plan.
(4) To approve an amendment to our restated articles of incorporation to adopt a majority voting standard in uncontested director elections.
(5) To act on the shareholder proposal in this proxy statement, if presented at the meeting.
(6) To act on any other business that may properly come before the meeting.
RECORD DATE	You may vote if you are a shareholder of record at the close of business on March 26, 2007.
ANNUAL REPORT	Our 2006 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:
(1) VISIT THE WEB SITE shown on your proxy card to vote through the Internet,
(2) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card, OR
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Timothy R. Baer
Corporate Secretary

Approximate Date of Mailing of Proxy
Material: April 9, 2007

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

May 24, 2007

The Board of Directors of Target Corporation solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at the Target Store, 3100 West 117th Street, Cleveland, Ohio, on Thursday, May 24, 2007, at 1:00 p.m., Eastern Daylight Time, and for any adjournment thereof.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting. In addition, our management will report on Target’s performance during fiscal 2006 and respond to questions from shareholders.

Who may vote?

We have one class of voting shares outstanding. Only shareholders of record at the close of business on the record date, March 26, 2007, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the record date, at the meeting, or any postponement or adjournment of the meeting. Each share of common stock will have one vote on each matter to be voted on.

Who may attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 24, 2007. If you are a shareholder of record and plan to attend the meeting, please contact Target’s Investor Relations department by email at investorrelations@target.com or by telephone at (612) 761-6742 to request a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend the meeting, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1448, Minneapolis, MN 55403 (fax: 612-761-5555 or email: investorrelations@target.com). Requests for admission tickets will be processed in the order in which they are received and must be received no later than May 14, 2007. Cameras and recording devices are not permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date,                      shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

May I vote by proxy card, by telephone or through the Internet?

You may vote by completing and properly signing the enclosed proxy card and returning it to us in the envelope provided. If you are a registered shareholder (those whose shares are owned in their name and not in “street name”) and attend the meeting, you may deliver your completed proxy card in person. In addition, registered shareholders may vote either by telephone or through the Internet by following the instructions on the inside of the front cover of these materials. “Street name” shareholders who wish to vote at the meeting should follow the instructions on the proxy form received from the institution that holds their shares.

May I vote confidentially?

Yes. Our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (SEC). The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary at least two business days prior to the Annual Meeting either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How does the Board recommend I vote?

Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth in the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

FOR election of the director nominees (see pages      -      );

FOR ratification of the appointment of Ernst & Young LLP as Target’s independent registered public accounting firm (see page       );

FOR approval of the Target Corporation Officer Short-Term Incentive Plan (see pages       -      );

FOR approval of the amendment to our restated articles of incorporation (see pages       -      ); and

AGAINST the shareholder proposal to require additional disclosure of political contributions (see pages          -          ).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast is required for the election of directors. The four nominees receiving the highest number of votes will be elected. For this purpose, a properly executed proxy marked “WITHHELD” with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted in favor of the director nominee with respect to whom authority has been withheld.

Other Items. For ratification of the appointment of our independent registered public accounting firm, approval of the Target Corporation Officer Short-Term Incentive Plan, the amendment to our restated articles of incorporation, the shareholder proposal and any other items that properly come before the meeting, the affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock entitled to vote on the item and present in person or by proxy at the Annual Meeting, and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting, will be required for approval provided that a quorum is present in person or by proxy. A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

What if other matters are presented for determination at the Annual Meeting?

As of the date of this Proxy Statement, we know of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Shareholder Communications Inc. to act as a proxy solicitor for a fee estimated to be $20,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees may solicit proxies personally or by e-mail, telephone, fax or special letter. We may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I get additional copies of the Annual Report?

Our Annual Report for the fiscal year ended February 3, 2007, including financial statements, is enclosed. The Annual Report is also available online at www.target.com (click on “Investors” and “Annual Reports”). For additional printed copies, please contact our Investor Relations representative by e-mail at investorrelations@target.com, by mail at the address listed on the cover of this Proxy Statement, Attention: Investor Relations, or online at www.target.com (click on “Investors” and “Request Printed Materials”).

How may I receive materials through the Internet?

As described more specifically in the immediately preceding question, you can obtain copies of our proxy materials, Annual Report and other periodic reports and information under the “Investors” section of our web site, www.target.com. You can also register at this same location to receive e-mail alerts when we post new information on our web site (click on “E-Mail Alerts”).

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

Shareholders may request electronic delivery of our proxy materials and Annual Report online at www.target.com (click on “Investors” and “Enroll for E-Delivery”). To receive other shareholder information, contact us via e-mail at investorrelations@target.com.

ITEM ONE—ELECTION OF DIRECTORS

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of four nominees to serve as Class I directors for three-year terms expiring in 2010 and until their successors are elected. The four nominees are Calvin Darden, Anne M. Mulcahy, Stephen W. Sanger and Gregg W. Steinhafel. Warren R. Staley, whose term expires at this Annual Meeting, has decided to retire from the Board and is not seeking re-election. All of the nominees are currently directors.

The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected. If for any reason a nominee becomes unavailable for election, the Nominating Committee of our Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

Our restated articles of incorporation, as amended, provide that our business and affairs will be managed by, or under the direction of, a Board of Directors consisting of not fewer than five nor more than 21 persons. Directors are divided into three classes. Directors of one class are elected each year for a term of three years. The Board of Directors currently consists of five Class I directors whose terms expire at this Annual Meeting, three Class II directors whose terms expire at the 2008 Annual Meeting, and four Class III directors whose terms expire at the 2009 Annual Meeting.

Following is information regarding the nominees and continuing directors, including information furnished by them as to their principal occupations. See page        for a table showing the number of shares of Target common stock beneficially owned by each director as of March 14, 2007.

Director	Principal Occupation and Other Information	Age	Director Since

Roxanne S. Austin served as Executive Vice President of Hughes Electronics Corp., a provider of digital television entertainment and technology services, and as President and Chief Operating Officer of its subsidiary, DIRECTV, Inc., until December 2003 when Hughes was acquired. She joined Hughes in 1993 and held various positions in finance. In July 1997, she was named Chief Financial Officer of Hughes. In May 2001, she was elected Executive Vice President of Hughes and in June 2001, she was named President and Chief Operating Officer of DIRECTV. She is a director of Abbott Laboratories and Teledyne Technologies.

		46	2002
Roxanne S. Austin Class II Term expires in 2008

Calvin Darden is Chairman of the Beltline Project, an urban revitalization project sponsored by the City of Atlanta. He previously served as Senior Vice President of U.S. Operations of United Parcel Service of America, Inc., an express carrier and package delivery company, until his retirement in February 2005. He joined UPS in 1971 and held various operational and managerial positions. In December 1997, he was elected Senior Vice President of Domestic Operations and in January 2000, he was elected Senior Vice President of U.S. Operations. He is a director of Coca-Cola Enterprises, Inc. and Cardinal Health Corp.

		57	2003
Calvin Darden Class I Nominee for term expiring in 2010
	James A. Johnson is Vice Chairman of Perseus, LLC, a merchant banking private equity firm. From December 1999 to April 2001, he served as Chairman and Chief Executive Officer of Johnson Capital Partners. In April 2001, he was elected to his current position. He is a director of The Goldman Sachs Group, Inc., KB Home, Temple-Inland Inc. and UnitedHealth Group Incorporated.	63	1996
James A. Johnson Class II Term expires in 2008
	Richard M. Kovacevich is Chairman of the Board and Chief Executive Officer of Wells Fargo & Company, a banking and financial services company. In 1995, he was elected Chairman of the Board and Chief Executive Officer of Norwest Corp., and held that position until Norwest merged with Wells Fargo in 1998, when he was elected President and Chief Executive Officer. In April 2001, he was elected to his current positions. He is also a director of Cargill, Inc. and Cisco Systems, Inc.	63	1996
Richard M. Kovacevich Class III Term expires in 2009

	Mary E. Minnick served as Executive Vice President and President of Marketing, Strategy and Innovation of The Coca-Cola Company, a manufacturer, marketer and distributor of nonalcoholic beverage concentrates and syrups, until February 2007. She was employed by The Coca-Cola Company for 22 years and held various sales, marketing, operations and management positions.	47	2005
Mary E. Minnick Class II Term expires in 2008
	Anne M. Mulcahy is Chairman of the Board and Chief Executive Officer of Xerox Corp., a document management company. She joined Xerox in 1976 and has held various management positions in marketing, human resources and operations. She served as Executive Vice President and President, General Markets Operations from 1998 until May 2000, and President and Chief Operating Officer from May 2000 through July 2001. In August 2001 she was elected Chief Executive Officer and in January 2002 she was elected Chairman of the Board. She is also a director of Citigroup Inc. and Fuji Xerox Co. Ltd.	54	1997
Anne M. Mulcahy Class I Nominee for term expiring in 2010
	Stephen W. Sanger is Chairman of the Board and Chief Executive Officer of General Mills, Inc., a consumer food products company. He joined General Mills in 1974 and held a series of positions in marketing and management across the company’s consumer food businesses. In 1995, he was elected to his current positions. He is also a director of Wells Fargo & Company.	61	1996
Stephen W. Sanger Class I Nominee for term expiring in 2010

	Gregg W. Steinhafel is President of Target. He began his career at Target as a merchandising trainee in 1979. Since that time, he has held numerous Merchandising positions including Vice President, Electronics and Stationery, Senior Vice President Merchandise Planning, Senior Vice President, Softlines and Executive Vice President, Merchandising. Mr. Steinhafel was named President in 1999. He is also a director of The Toro Co.	52	2007
Gregg W. Steinhafel Class I Nominee for term expiring in 2010
	George W. Tamke is a Partner with Clayton, Dubilier & Rice, Inc., a private investment firm. He served as Vice Chairman and Co-Chief Executive Officer of Emerson Electric Company, a manufacturer of electrical and electronic equipment, from 1999 to February 2000. He assumed his current position in March 2000. He is a director of Culligan Ltd. and The Hertz Corporation.	59	1999
George W. Tamke Class III Term expires in 2009
	Solomon D. Trujillo is Chief Executive Officer and a director of Telstra Corporation Limited, a telecommunications company, positions he has held since July 2005. From February 2003 to March 2004, he served as Chief Executive Officer of Orange S.A., a telecommunications company. In November 2000, he was elected Chairman, President and Chief Executive Officer of Graviton, Inc., a wireless communication technology company, a position he held until February 2003.	55	1994
Solomon D. Trujillo Class III Term expires in 2009

	Robert J. Ulrich is Chairman of the Board, Chief Executive Officer and Chairman of the Executive Committee of Target. He began his retailing career as a merchandising trainee in Target’s department store division in 1967 and advanced through various management positions. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of Target in 1994.	63	1993
Robert J. Ulrich Class III Term expires in 2009

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Independence

The Board of Directors believes that a preponderance of its members should be independent directors. The Board annually reviews all relationships that directors have with Target to affirmatively determine whether the directors are independent. If a director has a material relationship with Target, that director is not independent. The listing standards of the New York Stock Exchange (NYSE) set forth certain relationships which, if present, preclude a finding of independence. To assist the Board in making its independence determination, the Board has determined that the following relationships will be considered categorically immaterial and will not, by themselves, impair a director’s independence:

•  If the director or any of the director’s immediate family members is an executive officer of another company that does business with Target and the annual payments by Target to, or the receipt of payments by Target from, such other company is less than the greater of (i) $1,000,000 or (ii) two percent of the annual consolidated gross revenues of such other company.

•  If the director or any of the director’s immediate family members is an executive officer of another company from which Target has obtained loans, if the relationship was entered into in the ordinary course of business and on terms substantially consistent with prevailing market conditions.

•  If the director or any of the director’s immediate family members is an executive officer of a foundation, university or other not-for-profit organization that receives from Target or its foundation contributions less than the greater of (i) $1,000,000 or (ii) two percent of the not-for-profit organization’s aggregate annual charitable receipts during its fiscal year. For this purpose, any automatic matching of employee charitable contributions by Target or its foundation is not included in determining Target’s contributions.

•  If the relationship arises solely because the director or any of the director’s immediate family members is a director, the owner of a less than 10% equity interest, or both, of another entity that has a business relationship with Target.

In light of the preceding standards, the Board has affirmatively determined that the following directors, who include all of the non-management directors and a substantial majority of the Board, met the requirements for independence: Directors Austin, Darden, Johnson, Kovacevich, Minnick, Mulcahy, Staley, Sanger, Tamke and Trujillo.

In making its independence determination the Board specifically considered the following relationships and concluded that they are categorically immaterial (under the standards listed above):

•        Ordinary course purchases from companies of which a director is, or during fiscal 2006 was, an executive officer:

•       The Coca-Cola Company (Ms. Minnick)

•       General Mills (Mr. Sanger)

•       Cargill (Mr. Staley)

•       Xerox (Ms. Mulcahy)

•        Banking relationships:

•       Wells Fargo & Company (Mr. Kovacevich)

Corporate Governance Documents Available on Our Website

Copies of our key corporate governance documents are available on our website (www.target.com; click on “Investors” and “Corporate Governance”). These documents include our Corporate Governance Guidelines, Position Descriptions, or charters, for each of the Board’s committees, our Business Conduct Guide and our Corporate Responsibility Report. Any shareholder who wishes to obtain hard copies of these documents may do so by submitting a request to our Investor Relations department by email at investorrelations@target.com or by writing to Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1448, Minneapolis, MN 55403.

Board Meetings and Committees

The Board of Directors met five times during fiscal 2006. All directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year. At the end of each Board meeting, the non-management directors were given an opportunity to meet without the Chairman of the Board present. We do not have a policy regarding Board member attendance at the Annual Meeting of Shareholders. No director except Mr. Ulrich attended last year’s Annual Meeting of Shareholders.

Executive Committee

The Executive Committee of the Board of Directors consists of the Chairman of the Board of Target and all of the non-management directors. During the last fiscal year the Executive Committee met one time. The independent members of the Executive Committee review and act on the Compensation Committee’s recommendations on performance and compensation of all senior corporate officers and certain other Target senior executives. As part of their responsibilities, the independent members of the Executive Committee conduct the annual evaluation of our Chief Executive Officer. The Executive Committee also reviews Target’s managerial capabilities and requirements.

Mr. Johnson is the Vice Chairman of the Executive Committee. As Vice Chairman, Mr. Johnson:

•       presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of non-management directors;

•       serves as liaison between the Chairman of the Board and the non-management directors;

•       writes the annual performance reviews of the Chief Executive Officer and Chairman of the Board, with input from the other independent members;

•       has an opportunity to review information and agendas sent to the Board and to assure that there is sufficient time for discussion of all agenda items; and

•       has the authority to convene meetings of non-management directors at every meeting.

Nominating Committee

The Nominating Committee of the Board of Directors consists solely of independent directors. The members of the Nominating Committee are Directors Sanger (Chair), Darden, Kovacevich and Tamke. The Nominating Committee took written action once in lieu of meeting during the last fiscal year. In addition, members of the Nominating Committee communicated periodically to discuss issues related to Board and Committee nominations. The Nominating Committee identifies individuals qualified to become Board members. The Nominating Committee then considers the qualifications of and recommends each candidate and incumbent for election as a director and nominates candidates to fill Board vacancies.

The Nominating Committee will consider a recommendation by a shareholder of a candidate for election as a Target director. Any shareholder who wishes the Nominating Committee to consider a candidate should submit a written request and related information to our Corporate Secretary on behalf of the Nominating Committee no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders (currently held in May).

Our Corporate Governance Guidelines set forth the optimal size, balance and rotation of the membership of the Board. These criteria require that a preponderance of the Board should consist of independent directors. Any management representation should be top corporate management and have potential to be Chief Executive Officer. Board members should have broad perspective, experience, knowledge and independence of judgment. Members should represent a predominance of business backgrounds that can bring a different set of experiences and perspectives to the Board. Regional balance is recognized as highly desirable, and a high degree of interest and involvement are prime requisites for membership. Non-management directors have 20-year term limits. Directors must retire at age 68 and must submit a resignation for consideration by the Board upon any substantial change in principal employment.

When evaluating prospective director candidates, the Nominating Committee conducts individual evaluations against the criteria stated in the Corporate Governance Guidelines. All director candidates, regardless of the source of their nomination, are evaluated using the same criteria. The Nominating Committee has retained two third party search firms to assist in identifying potential director candidates.

Compensation Committee

The Compensation Committee of the Board of Directors consists solely of independent directors. The members of the Compensation Committee are Directors Johnson (Chair), Darden, Sanger, Staley (who will retire when his term expires at the 2007 Annual Meeting) and Trujillo. The Compensation Committee held four meetings during the last fiscal year.

The Compensation Committee has responsibility for reviewing all aspects of executive officer and director compensation and making recommendations to the independent members of the Executive Committee, which has final approval authority. This responsibility includes reviewing our compensation philosophy, plan design, choice of performance measures for incentive compensation, and specific compensation levels and equity awards for each individual executive officer. Agendas for Compensation Committee meetings are developed jointly by the chair of the Committee and members of our senior management team, with input from the Committee’s independent consultant, the Semler Brossy Consulting Group.

The Compensation Committee may not delegate its primary responsibility of overseeing executive officer and director compensation, but may, and has, delegated to management the administrative aspects of our compensation plans which do not involve the setting of compensation levels for executive officers. Additional information on the role of management and compensation consultants in our compensation process is contained in the Compensation Discussion and Analysis.

Audit Committee

The Audit Committee of the Board of Directors consists solely of independent directors. The members of the Audit Committee are Directors Austin (Chair), Kovacevich, Mulcahy and Tamke. The Audit Committee held six meetings during the last fiscal year. The Audit Committee assists the Board with the oversight of the integrity of Target’s financial statements and internal controls, compliance with legal and regulatory requirements, the review and approval of transactions with related persons, the independent auditor’s qualifications and independence and the performance of our internal audit function. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” and qualify as “audit committee financial experts” for purposes of applicable NYSE and SEC rules. The duties and activities of the Audit Committee are further described in the Report of the Audit Committee on page         .

Finance Committee

The Finance Committee of the Board of Directors consists solely of independent directors. The members of the Finance Committee are Directors Mulcahy (Chair), Austin, Minnick and Tamke. The Finance Committee held two meetings during the last fiscal year. The Finance Committee reviews our financial policies, our dividend policy, our performance objectives, our financing requirements, our compliance with indenture covenants and the investment policies of our employee benefit plans.

Corporate Responsibility Committee

The Corporate Responsibility Committee of the Board of Directors consists solely of independent directors. The members of the Corporate Responsibility Committee are Directors Trujillo (Chair), Darden, Johnson, Minnick and Staley (who will retire when his term expires at the 2007 Annual Meeting). The Corporate Responsibility Committee held one meeting during the last fiscal year. The Corporate Responsibility Committee reviews and evaluates our public affairs and community relations programs, including the community giving programs of the Target Foundation.

Corporate Governance Committee

The Corporate Governance Committee of the Board of Directors consists of all of our non-management directors. Mr. Johnson is Chairman of the Corporate Governance Committee. The Corporate Governance Committee held one meeting during the last fiscal year. The Corporate Governance Committee oversees our corporate governance practices.

Communications with Directors

Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o General Counsel and Corporate Secretary, 1000 Nicollet Mall, TPS-3255, Minneapolis, Minnesota 55403 or may send an e-mail to boardofdirectors@target.com. Communications directed to Board members will be sent to the General

Counsel and Corporate Secretary, who has been instructed by the Board to forward all communications except those that are clearly unrelated to Board or shareholder matters.

CERTAIN RELATIONSHIPS

Robert J. Ulrich is the founder, President and a director of the Musical Instrument Museum (Museum), a not-for-profit 501(c)(3) organization. Michael R. Francis, an executive officer of Target, is a Vice President and a director of the Museum. The Museum is in the start-up stage and has not yet opened. In fiscal 2006, we supported the Museum in a manner consistent with our support of other arts and charitable organizations, except that our support of the Museum was limited to in-kind (non-cash) contributions. The in-kind support consisted of services that were primarily volunteered by our team members outside normal business hours. Team member support of the Museum typically represented less than one or two percent of that person’s working time in fiscal 2006, except for a part-time team member whose primary role is assisting our charitable partners. She devoted a substantial portion of her working time in fiscal 2006 to supporting the Museum’s activities. In addition, one of our subsidiaries has agreed to provide sourcing services to the Museum in exchange for a fee based on the value of the sourced items. The amount of the fee is consistent with what our subsidiary charges unrelated third parties for similar services.

Curtis J. Ulrich and Jacqueline D. Byers are employees of Target and are children of Robert J. Ulrich. The compensation and benefits received by each of them were established in accordance with our compensation policies applicable to employees holding comparable positions.

Policy on Transactions with Related Persons

The Board of Directors has adopted a written policy which requires that any transaction involving Target in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a material interest be approved or ratified by the Board or a designated committee of the Board if the amount involved exceeds $120,000. The Audit Committee has general responsibility for reviewing these transactions; however, the Compensation Committee will conduct this review if the matter involves employment of an immediate family member. The full Board reviews ordinary course of business transactions in which directors have an interest as part of the Board’s annual director independence review. In determining whether to approve or ratify any such transaction, the Audit Committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to Target than those involving unrelated parties.

All transactions disclosed above were reviewed and approved or ratified in accordance with this policy.

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Share Ownership of Directors and Officers

Set forth below is information regarding the shares of Target common stock (our only outstanding class of equity securities) owned beneficially on March 14, 2007 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page       , and all Target directors and executive officers as a group. The column captioned “Total Shares Beneficially Owned’’ is the sum of issued shares and options that are exercisable within 60 days. The column captioned “Common Stock Equivalents” is provided to present a more complete view of each person’s economic ownership of Target common stock.

Name of Individual or Number of Persons in Group	Issued Shares Beneficially Owned(1)		Options Exercisable within 60 Days(2)	Total Shares Beneficially Owned	Common Stock Equivalents(6)
Roxanne S. Austin	2,388		35,476	37,864	1,360
Calvin Darden	2,901		22,257	25,158	2,021
James A. Johnson	17,116		78,983	96,099	2,328
Richard M. Kovacevich	81,000		65,911	146,911	1,360
Mary E. Minnick	886		0	886	6,744
Anne M. Mulcahy	7,114		11,799	18,913	8,062
Stephen W. Sanger	22,970		78,288	101,258	11,679
Warren R. Staley	3,057		45,280	48,337	3,669
George W. Tamke	10,334		65,911	76,245	1,360
Solomon D. Trujillo	31,961		76,297	108,258	1,360
Robert J. Ulrich	783,487	(3)(4)	4,404,735	5,188,222	1,223,104
Douglas A. Scovanner	86,598	(3)(4)(5)	559,700	646,298	98,474
Gregg W. Steinhafel	150,596	(3)(4)	826,646	977,242	64,111
Michael R. Francis	18,775	(4)	255,325	274,100	52,324
John D. Griffith	3,978	(4)	262,190	266,168	39,540
All directors and executive officers as a group (20 persons)	1,261,509	(4)	7,036,450	8,297,959	1,558,235

(1)          All persons listed individually own less than 1% of Target’s outstanding common stock. All directors and executive officers as a group own 0.96% of Target’s outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed except that Mr. Sanger has shared voting and investment power over 17,168 shares.

(2)          Includes shares of common stock that the named individuals may acquire on or before May 13, 2007 pursuant to options held by them under our long-term incentive plans.

(3)          Includes restricted stock awards that remain subject to forfeiture if the executive’s employment terminates prior to age 55 or if the executive does not comply with advance notice of resignation requirements. These share totals are as follows: Mr. Ulrich—348,657; Mr. Steinhafel—106,016; and Mr. Scovanner—53,724.

(4)          Includes shares of common stock owned by executive officers in the Target 401(k) Plan as of March 14, 2007.

(5)          Includes 3,000 shares of common stock held in a trust of which Mr. Scovanner is the sole trustee. Mr. Scovanner disclaims beneficial ownership of such shares.

(6)          These amounts represent: (i) the share equivalents of Target common stock held under Target’s deferred compensation plans as of March 14, 2007; and (ii) restricted stock units that are paid in shares of our common stock.

Largest Owners of Target’s Shares

The table below sets forth certain information as to each person or entity known to us to be the beneficial owner of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
Capital Research and Management Company	142,619,100	(1)	16.6%
333 South Hope Street Los Angeles, California 90071
State Street Bank and Trust Company	71,506,763	(2)	8.3%
225 Franklin Street Boston, Massachusetts 02110

(1)          Capital Research and Management Company (“Capital Research”) reported its beneficial ownership on a Schedule 13G/A filed with the SEC on February 12, 2007. The filing indicates that as of December 29, 2006, Capital Research had sole voting power for 39,007,100 shares, shared voting power for 0 shares, sole dispositive power for 142,619,100 shares and shared dispositive power for 0 shares.

(2)          State Street Bank and Trust Company (“State Street”), trustee under Target’s 401(k) Plan, reported its beneficial ownership on a Schedule 13G filed with the SEC on February 12, 2007. The filing indicates that as of December 31, 2006, State Street had sole voting power for 22,524,731 shares, shared voting power for 48,982,032 shares, sole dispositive power for 0 shares and shared dispositive power for 71,506,763 shares.

EXECUTIVE AND DIRECTOR COMPENSATION

[To be provided in Definitive Proxy Statement]

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of our common stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended February 3, 2007, all Section 16(a) filing requirements were met.

ITEM TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending February 2, 2008. We have retained Ernst & Young LLP in this capacity since 1931.

A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

Audit and Non-audit Fees

The following table presents fees for professional services performed by Ernst & Young LLP for the annual audit of our consolidated financial statements for fiscal 2005 and 2006, the review of our interim consolidated financial statements for each quarter in fiscal 2005 and 2006 and for audit-related, tax and all other services performed in fiscal 2005 and 2006:

	Fiscal Year Ended February 3, 2007	Fiscal Year Ended January 28, 2006
Audit Fees(1)	$3,300,000	$3,400,000
Audit-Related Fees(2)	200,000	200,000
Tax Fees(3)	200,000	200,000
All Other Fees	0	0
Total	$3,700,000	$3,800,000

(1)          Includes annual audit of consolidated financial statements, accounting consultation, Sarbanes-Oxley Section 404 attestation services, and comfort letters, agreed upon procedures and consents for securities offerings.

(2)   Includes benefit plan audits and review of accounting treatment of contemplated transactions.

(3)          Includes Form 5500s and tax compliance services.

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to require pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

The Audit Committee pre-approved all of the audit and non-audit services performed by Ernst & Young during fiscal 2005 and 2006.

THE AUDIT COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee Target’s financial reporting process. Management has primary responsibility for our consolidated financial statements and reporting process, including our systems of internal controls. Target’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States and on management’s assessment of the effectiveness of our internal control over financial reporting. In addition, the independent registered public accounting firm will express its own opinion on the effectiveness of our internal control over financial reporting. A copy of the Audit Committee Position Description, which has been adopted by our Board of Directors and further describes the role of the Audit Committee in overseeing our financial reporting process, is available online at www.target.com (click on “Investors,” “Corporate Governance” and “Board Committees”).

In performing its functions, the Audit Committee:

•       Met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of Target’s internal controls;

•       Reviewed and discussed with management the audited financial statements included in our Annual Report;

•       Discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified and supplemented; and

•       Received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as modified and supplemented, and discussed with them matters relating to their independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Position Description, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007, for filing with the SEC.

AUDIT COMMITTEE

Roxanne S. Austin, Chair
Richard M. Kovacevich
Anne M. Mulcahy
George W. Tamke

ITEM THREE—APPROVAL OF TARGET CORPORATION OFFICER
SHORT-TERM INCENTIVE PLAN

The independent members of the Executive Committee, upon recommendation by the Compensation Committee of the Board of Directors, adopted the Target Corporation Officer Short-Term Incentive Plan (STIP) on March 14, 2007, subject to shareholder approval. The purpose of the STIP is to promote our pay-for-performance compensation philosophy by providing cash incentive awards to designated officers, who through their efforts directly and significantly impact the achievement of our goals and objectives. The STIP gives the Compensation Committee discretion to choose one or more appropriate performance measures by which to measure executives’ performance in any given performance period. The performance measures are set at the beginning of each performance period.

The basic features of the STIP are summarized below. The STIP operates in a similar manner to the Executive Short-Term Incentive Plan currently in effect for designated officers. The STIP will not become effective unless approved by the shareholders.

Administration.   The Compensation Committee, all of whose members are independent, outside directors, will administer the STIP. The Compensation Committee will have the authority to grant cash incentive awards upon such terms, consistent with the terms of the STIP, as it considers appropriate, to our executive officers and certain other officers. The Compensation Committee will have complete authority to interpret all provisions of the STIP, to adopt, amend and rescind rules and regulations pertaining to the administration of the STIP and to make all other determinations necessary or advisable for the administration of the STIP.

Eligibility.   Any executive officer designated by the Compensation Committee from time to time, and any officer who is not an executive officer designated by the Chief Executive Officer from time to time, is eligible to participate in the STIP. The Compensation Committee or the Chief Executive Officer determines which executive officers or other officers, as the case may be, will participate in the plan for a given year or other performance period. In 2007, approximately 100 officers (including executive officers) were selected to participate in the current Executive Short-Term Incentive Plan, and participation in the STIP is expected to be comparable.

Determination of Performance Measures.   Awards may be based on one or more of the following performance measures chosen by the Compensation Committee:

•       revenues;

•       sales;

•       comparable store sales;

•       earnings before interest and taxes;

•       earnings before interest, taxes, depreciation and amortization;

•       earnings before taxes;

•       net earnings;

•       earnings per share;

•       economic value added; and

•       total shareholder return.

In addition, for any award to a participant who is not a covered officer under Section 162(m) of the Internal Revenue Code or that is not intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, the performance measures may include, alone or in combination with the performance measures listed above, a personal score based on any measure of management performance, or specific objectives relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, or any other measure of performance as determined by the Compensation Committee.

The Compensation Committee may select different performance measures for different participants in any performance period. The Compensation Committee also selects the relevant performance periods, which may not exceed four consecutive fiscal quarters. In addition to selecting the performance measures, the Compensation Committee will also approve the level of attainment required to earn a payment under an award. The required level of attainment can be measured as an absolute amount or relative to other periods or to a designated peer group. The performance measure may be tied to performance achieved by our company or any subsidiary, operating company, division, unit, test strategy or new venture of our company, or based on individual performance. In recent years, the Compensation Committee has selected a combination of earnings before interest and taxes (EBIT) and economic value added (EVA) as the performance measures for awards to our officers.

Determination of Cash Incentive Amounts.   The target opportunity for each participant will be determined by the Compensation Committee at the beginning of the performance period. The target opportunity may be established as a set dollar amount or as a percentage of the participant’s compensation (typically based on a percentage of base salary). In addition, the Compensation Committee may establish an incentive pool and determine each participant’s award based on a ratio of the participant’s award to all awards earned under the STIP multiplied by the pool. At the end of the performance period, the Compensation Committee will certify levels of achievement of the performance measures and pay out any earned awards in the form of cash payments. The Compensation Committee has discretion to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles or methods, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges, uninsured losses for natural catastrophes and any other items the Committee determines is necessary to provide appropriate period-to-period comparisons, so long as such adjustments are permissible under Section 162(m) of the Internal Revenue Code.

Maximum Payments.   The maximum amount payable under the STIP to any participant for any year is equal to the lesser of $7 million or 400% of the participant’s base salary as of the date of grant of the award.

Tax Matters.   As described in the Compensation Discussion and Analysis of in this Proxy Statement, Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to our covered officers to $1 million per year. This limitation does not apply to “performance-based compensation.”  One of the conditions for qualification as “performance-based compensation” is that the shareholders must approve the material terms of the performance measures and re-approve those material terms every five years. Amounts paid under the objective performance measures established under the STIP will, under current tax law, continue to qualify as performance-based compensation if shareholders approve the STIP.

The STIP will be effective February 3, 2008 so long as it is approved by shareholders prior to June 30, 2007. As a result, the first awards granted under the STIP will relate to fiscal 2008. Amounts payable under the STIP for fiscal 2008 are not determinable because the performance measures and target opportunities will not be set by the Compensation Committee until early in fiscal 2008. However, the benefits payable under the current STIP for fiscal 2006 (which are the same benefits reported under the Non-Equity Incentive Plan Compensation column and, for officers other the Chief Executive Officer, the Bonus column of the Summary Compensation Table on page     ) are as follows:

NEW PLAN BENEFITS
Officer Short-Term Incentive Plan

(Benefits Paid and Awards Granted under Current STIP)

Name and Position	Fiscal 2006 Benefits Paid
Robert J. Ulrich	(1)
Chairman & Chief Executive Officer
Douglas A. Scovanner	(1)
Executive Vice President & Chief Financial Officer
Gregg W. Steinhafel	(1)
President
Michael R. Francis	(1)
Executive Vice President, Marketing
John D. Griffith	(1)
Executive Vice President, Property Development
Executive Officer Group (10 persons)	(1)
Non-Executive Officer Employee Group (94 persons)	(1)

(1)   To be provided in Definitive Proxy Statement

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE TARGET CORPORATION OFFICER SHORT-TERM INCENTIVE PLAN.

ITEM FOUR—APPROVAL OF AMENDMENT TO THE RESTATED ARTICLES OF
INCORPORATION TO REQUIRE A MAJORITY VOTE FOR THE ELECTION OF DIRECTORS

The Board has approved, and recommends shareholder approval of, an amendment to our restated articles of incorporation to require that directors receive a majority of the votes cast in order to be elected to the Board.

Currently, the members of our Board are elected by a plurality of the votes present in person or by proxy at a meeting. Minnesota law requires that, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes present in person or by proxy at a meeting. The majority voting standard is a recent development in corporate governance best practices.

The amendment to the restated articles of incorporation operates as follows:

•       Subject to the rights, if any, of holders of any preferred stock of Target, each director shall be elected at a meeting of shareholders by the vote of a majority of the votes cast with respect to the director.

•       However, in a contested election of directors in which the number of nominees exceeds the number of directors to be elected, the directors will continue to be elected by a plurality of the votes present in person or by proxy at the meeting.

•       For purposes of the majority voting standard, a majority of the votes cast means that the votes entitled to be cast by the holders of all the then outstanding shares of voting stock of Target that are voted “for” a director must exceed the shares voted “against” the director.

The amendment is effected by adding a new Article VII to the restated articles of incorporation. The full text of Article VII is attached to these materials as Appendix A. If the amendment is approved by shareholders at the meeting, the majority voting standard will be effective following the 2007 Annual Meeting.

Under Minnesota law, an incumbent director who does not receive the requisite vote continues to serve until his or her successor is elected. Accordingly, if the proposal to amend the articles is approved, we will also amend our corporate governance guidelines to require incumbent directors who do not receive a majority of the votes cast “for” their election to offer to tender their resignation to our Nominating Committee. The Board, taking into account the Nominating Committee’s recommendation, will act on the tendered resignation and publicly disclose its decision within 90 days after the date of the certification of the election results. The Nominating Committee may consider any factors or other recommendations that it considers relevant and appropriate. Any director who has offered to tender his or her resignation will not participate in the decision with respect to his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected. If the director’s resignation is accepted by the Board, and the Board then elects a director to fill a vacancy on the board, the Board may place the new director in the class from which the incumbent director resigned or any other class as long as the number of directors in each class after the vacancy is filled is as nearly equal as possible.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION TO REQUIRE A MAJORITY VOTE FOR THE ELECTION OF DIRECTORS.

ITEM FIVE—SHAREHOLDER PROPOSAL TO REQUIRE ADDITIONAL DISCLOSURE OF
POLITICAL CONTRIBUTIONS

The Firefighters’ Pension System of the City of Kansas City, Missouri, Trust, 12th Floor, City Hall, 414 East 12th Street, Kansas City, Missouri 64106, which held 100 shares of common stock on December 7, 2006 (the Proponent), intends to submit the following resolution to shareholders for approval at the 2007 annual meeting:

Resolution

Resolved, that the shareholders of Target Corp. (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

(1)         Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

(2)         Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(l)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(I)(B) of the Internal Revenue Code. The report shall include the following:

a.                  An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.                 Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.                  The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

This report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of Target, we support policies that apply transparency and accountability to corporate spending on political activities. Such disclosure is consistent with public policy and in the best interest of the Company’s shareholders.

Company executives exercise wide discretion over the use of corporate resources for political activities. These decisions involve political contributions, called “soft money,” and payments to trade associations and related groups that are used for political activities. Most of these expenditures are not disclosed. In the 2005-06 election cycle, the Company contributed at least $491,000 in California alone. (California Secretary of State: http://cal-access.ss.ca.gov/Campaign/Committees/Detail.aspx?id=1012724& session=2005&view=contributions)

However, its payments to trade associations used for political activities are undisclosed and unknown. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate. The result: shareholders and, in many cases, management do not know how trade associations use their company’s money politically. The proposal asks the Company to disclose its political contributions and payments to trade associations and other tax exempt organizations.

Absent a system of accountability, company assets can be used for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

Position of the Board of Directors

The Board has considered this proposal and believes that its adoption is unnecessary and would not be in the best interests of Target or our shareholders.

We are already required to comply with numerous federal, state and local laws and regulations governing the permissibility and reporting of political contributions. If adopted, this proposal would impose additional costs and administrative burdens on us without conferring a commensurate benefit on the shareholders.

We participate in the political process for purposes of ensuring that the impact that legislative and regulatory actions have on our business, our industry, our communities and our team members is fairly presented and understood. Under applicable law, we cannot make corporate contributions to federal candidates. We are able to make contributions to state and local candidates or initiatives where permitted by law. The Board believes it is in the best interest of our shareholders to support the legislative process by contributing prudently to state and local candidates and political organizations when such contributions are consistent with our business objectives and are permitted by federal, state and local laws. These activities are reported regularly to and overseen by our senior management and the Corporate Responsibility Committee of the Board.

The Board believes that these political activities are important efforts. We further believe that much of the requested disclosure is already publicly available, as is demonstrated by the Proponent’s reference to figures on political contributions previously made by Target. As such, we do not believe that posting this information on our website would either provide shareholders with additional meaningful information or be a productive use of our resources.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL TO REQUIRE ADDITIONAL DISCLOSURE OF POLITICAL CONTRIBUTIONS.

ADDITIONAL INFORMATION

Business Ethics and Conduct

We are committed to conducting business lawfully and ethically. All of our employees, including our Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. Our Business Conduct Guide covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, confidentiality, vendor standards and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Business Conduct Guide also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Business Conduct Guide.

We intend to disclose any future amendments to, or waivers from, any provision of our Business Conduct Guide involving our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our web site within four business days following the date of any such amendment or waiver.

Vendor Standards and Compliance

To ensure that the products we carry in our stores are made legally and ethically, we require our vendors to abide by certain standards. Copies of those standards and a report relating to vendor compliance with those standards are included within our Corporate Responsibility Report.

Commitment to Diversity

We believe that attracting and retaining an employee population reflecting the diversity of our guests and communities we serve is an important goal and will provide a competitive advantage. We are an equal opportunity employer and we communicate to our employees information regarding equal employment opportunities. We also encourage the use of minority and women-owned contractors and service providers and we support the efforts of our employees, suppliers and vendors to adhere to these principles of corporate responsibility.

We provide detailed statistical information on equal employment opportunity to the federal government as required by law. Information regarding our diversity programs and diverse employee population is included within our Corporate Responsibility Report.

For the benefit of hearing impaired persons, a sign language interpreter will be present at our 2007 Annual Meeting.

SHAREHOLDER INFORMATION

Shareholder Proposals

Shareholder proposals (other than director nominations) for consideration at our 2008 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our By-Laws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary by December 11, 2007 in order to be included in the Proxy Statement. Under Target’s By-Laws, as amended, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders, that shareholder is required to give notice of such proposal to our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting, or by February 24, 2008 for our 2008 Annual Meeting, and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

Under Target’s restated articles of incorporation, as amended, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director’s name in nomination by written request received by our Corporate Secretary at least 60 days prior to an annual or special meeting, together with the written consent of such person to serve as a director.

Householding Information

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and/or Proxy Statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact our Investor Relations representative by e-mail at investorrelations@target.com, by mail to the address listed on the cover of this Proxy Statement, Attention: Investor Relations, or by telephone at (612) 761-6736.

If you participate in householding and would like to receive a separate copy of our 2006 Annual Report or this Proxy Statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

APPENDIX A

ARTICLE VII

Except with respect to the election of directors, the shareholders shall take action at a meeting of shareholders by the affirmative vote of a majority of the voting power of the shares present and entitled to vote or such larger proportion or number as is required by law or these Articles of Incorporation. Subject to the rights, if any, of the holders of one or more classes or series of preferred or preference stock issued by the corporation, voting separately by class or series to elect directors in accordance with the terms of such preferred or preference stock, each director shall be elected at a meeting of shareholders by the vote of the majority of the votes cast with respect to the director, provided that directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees (other than nominees withdrawn on or prior to the day preceding the date the corporation first mails its notice for such meeting to the shareholders) exceeds the number of directors to be elected. For purposes of this Article VII, action at a meeting shall mean action at a meeting which satisfies the notice and quorum requirements imposed by the By-Laws of this corporation, except as otherwise provided by law, and a majority of the votes cast means that the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as defined in Article IV) that are voted “for” a director must exceed the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock that are voted “against” that director.

A-1

Appendix B

TARGET CORPORATION
OFFICER SHORT-TERM INCENTIVE PLAN

Article I – Background

1.1

Name. The name of this plan is the “Target Corporation Officer Short-Term Incentive Plan.” It is sometimes hereinafter referred to as the “STIP” or the “Plan.” Unless otherwise defined in the Plan or the context clearly indicates to the contrary, capitalized terms are defined in Article II.

1.2

Compensation Policy and Plan Intent. The Plan is intended to promote the Company’s pay-for-performance compensation philosophy by providing incentive bonus payments to designated upper-level executives, who through their efforts directly and significantly impact the achievement of Company goals and objectives.

1.3

Eligibility. Bonus payments may be granted to any Executive Officer who is designated as a Participant from time to time by the Committee or any other officer who is designated as a Participant from time to time by the Chief Executive Officer. Designation as a Participant for a Bonus in one period shall not confer on a Participant the right to participate in the Plan for any other period.

Article II – Definitions

2.1	“Bonus”

“Bonus” means an incentive award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive a cash bonus payment from the Company pursuant to Article III.

2.2	“Code”

“Code” refers to the Internal Revenue Code of 1986, as amended.

2.3	“Company”

“Company” refers to Target Corporation and its subsidiaries.

2.4	“Committee”

“Committee” means the Compensation Committee of the Board of Directors (the “Board”) of the Company and if no such named committee shall be designated by the Board, it shall mean the Committee of the Board most nearly performing the duties of the Compensation Committee as defined at the time of its elimination as a Board Committee.

2.5	“Covered Officer”

“Covered Officer” includes all Participants whose compensation, in the Performance Period for which the bonus payment is calculated, is or, in the Committee’s discretion, may be subject to the compensation expense deduction limitations set forth in Section 162(m) of the Code.

2.6	“Determination Date”

“Determination Date” means the latest possible date that will not jeopardize a Bonus’ qualification as Performance-Based Compensation.

2.7	“Executive Officer”

“Executive Officer” is defined in Section 4.4.

2.8	“Participants”

Executives participating in the Plan, pursuant to Section 1.3.

2.9	“Performance-Based Compensation”

“Performance-Based Compensation” means a Bonus that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.10	“Performance Measures”

“Performance Measures” shall mean one or a combination of two or more of the following performance-based metrics, as approved by the Committee; provided, however, that different Performance Measures may be approved for different Participants during the same Performance Period: revenues; sales; comparable store sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; net earnings; earnings per share; economic value added; and total shareholder return. In addition, for any Bonus to a Participant that is not intended to constitute Performance-Based Compensation, Performance Measures may include, alone or in combination with the foregoing Performance Measures, a personal score based on any measure of management performance, or specific objectives relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures or any other measure of performance as determined by the Committee.

2.11	“Performance Period”

“Performance Period” is defined in Section 3.2.

Article III –Awards

3.1	General

Bonuses may be granted to a Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee, at the time a Bonus is made, shall specify the terms and conditions which govern the Bonus, which terms and conditions may prescribe (or, in the case of Bonuses intended to constitute Performance-Based Compensation, shall prescribe) the degree of attainment of such Performance Measures required for the payment of a Bonus and that the Bonus shall be earned only upon, and to the extent that, Performance Measures as described in Section 3.2 are satisfied within the Performance Period for the Bonus. The Committee may establish terms and conditions for the payment of Bonuses in the event of changes of duties of any Participant with the Company or any subsidiary of the Company during the Performance Period or in the event of a Participant’s termination of employment (including death, disability, retirement, or termination with or without cause) or leave of absence during the Performance Period. Different terms and conditions may be established by the Committee for different Bonuses and for different Participants.

3.2	Performance Measures

The payment of Bonuses shall be contingent upon the degree of attainment of such Performance Measures over such period, which period shall not exceed four consecutive fiscal quarters, as shall be specified by the Committee at the time a Bonus is granted (the “Performance Period”). With respect to each Performance Period, Performance Measures will be established and approved by the Committee prior to the Determination Date. Multiple Performance Periods may be established, each with different lengths and which run concurrently. Performance Measures may be absolute in their terms, on a per share basis, measured as a change from prior periods or measured against or in relationship to other companies comparably, similarly or otherwise situated. Each measure that is a financial measure shall be adjusted if so determined by the Committee, to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles or methods, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges, retained and uninsured losses for natural catastrophes and any other items as the Committee determines to be required so that the operating results of the Company, subsidiary, operating company, division, unit or test strategy or new venture, as applicable, shall be computed on a comparative basis from Performance Period to Performance Period; provided that no such adjustment shall be made if the effect of such adjustment would be to cause the related Performance-Based Compensation to fail to qualify as Performance-Based Compensation. The Committee may in its discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Measures partially, or entirely, to the measured performance, either absolutely or relatively, of an identified subsidiary, operating company, division, unit or test strategy, new venture of the Company or individual performance.

3.3	Payment of Awards

Following the completion of each Performance Period, the Committee shall certify the level of attainment of the applicable Performance Measures for each Executive Officer. Bonus payments shall be made to Participants in cash at a time determined by the Committee, but in no event later than two and one-half months after the end of the fiscal year in which the Performance Period ends. However, any Participant who is a participant in a deferred compensation plan may have his/her payment of a Bonus deferred if and to the extent permissible under any such plan. In no event shall a Covered Officer receive a Bonus payment in any fiscal year that exceeds the lesser of (i) $7,000,000 or (ii) 400% of the Covered Officer’s base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Bonus.

3.4	Adjustments.

The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate a Bonus payable to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause), leave of absence, or otherwise. No reduction in a Bonus made to any Participant shall increase the amount of the Bonus to any other Participant.

Article IV – General

4.1

Beneficiary. Any Bonus which becomes distributable after the death of a Participant shall be distributed as it becomes due to such person or persons, or other legal entity as the Participant may have designated in writing delivered to the Company’s or his/her division’s personnel office on an approved form. The Participant may, from time to time, revoke or change any such designation by writing delivered to such personnel office on an approved form. If there is no unrevoked designation on file with such personnel office at the Participant’s death, or if the person or persons designated therein shall have all predeceased the Participant, such distributions shall be made to the Participant’s estate. If a Participant has deferred his/her Bonus pursuant to a plan or arrangement with the Company, the plan or arrangement shall govern the beneficiary designation.

4.2	Administration and Interpretation of Plan. This Plan shall be interpreted by the Committee and its interpretations shall be final and binding on Participants and all other parties in interest.

The Plan shall be administered by the Committee. The Committee reserves the right, from time to time, to prescribe rules and regulations which are not inconsistent with the provisions of the Plan, and to modify or revoke such rules and regulations at such time and in such manner as it may deem proper. The Committee may before the applicable Determination Date, specify a pool from which some or all Bonuses may be paid to all Participants in accordance with this Plan and grant Bonuses under Section 3.1 based on allocations from such pool. A copy of the then current Plan shall be maintained in the Company’s personnel office and shall be available, upon request, for review by any Participant or his duly authorized agent. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Bonus in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, subject to the provisions of this Plan. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee.

All persons in the Plan shall be bound by the terms of the Plan and of all rules and regulations pursuant thereto, all as now in effect or hereafter amended, promulgated or passed which shall likewise be maintained at the Company’s personnel office.

4.3

Rights of Participants and Beneficiaries. The Plan is not an employment agreement and does not ensure or evidence to any degree the continued employment or the claim to continued employment of any Participant for any time or period or job.

No Participant or beneficiary shall, by virtue of this Plan, have any interest in any specific asset or assets of the Company. A Participant or beneficiary has only an unsecured contract right to receive cash payments in accordance with and at the times specified by the Plan.

No Participant shall have the right or ability to assign, pledge, or otherwise dispose of any part of a Bonus hereunder.

4.4

Overview. It is specifically understood that the Chief Executive Officer of the Company shall at all times retain the authority to veto or rescind any appointment or designation of an individual as a Participant (except an Executive Officer as defined in the rules and regulations of the Securities Exchange Act of 1934, as amended, in which case such authority shall remain with the Committee) under this Plan but it is the intent of the Plan that such authority shall be exercised with restraint and only for circumstances deemed to be of importance for preserving the integrity of the Plan’s policy and/or its performance.

4.5	Amendment, Modification and Termination of the Plan. The Committee may at any time terminate, suspend or modify the Plan and the terms and provisions of any Bonus to any

Participant which has not been paid. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Bonus may be granted during any suspension of the Plan or after its termination.

4.6	Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Bonuses under the Plan.

4.7

Other Benefit and Compensation Programs. Neither the adoption of the Plan by the Committee nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem appropriate.

4.8

Governing Law. To the extent that Federal laws do not otherwise control, the internal law, without regard to conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity, and interpretation of the Plan and the performance and the obligations imposed by this Plan. The exclusive forum and venue for any legal action arising out of or related to the Plan shall be the United States District Court for the District of Minnesota, and each Participant, as a condition of participating in the Plan, submits to the personal jurisdiction of that court. If neither subject matter nor diversity jurisdiction exists in the United States District Court for the District of Minnesota, then the exclusive forum and venue for any such action shall be the courts of the State of Minnesota located in Hennepin County, and each Participant, as a condition of participating in the Plan, submits to the personal jurisdiction of that court.

4.9	Tax Withholding. The Company shall have the right to withhold from cash payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

4.10	Miscellaneous Provisions.

	a.	Headings. Headings at the beginning of sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

b.

Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

4.11

Effective Date of the Plan. The Plan shall become effective as of February 3, 2008; provided that this Plan is approved and ratified by the shareholders of the Company no later than June 30, 2007. The Plan shall remain in effect until it has been terminated pursuant to Section 4.5.

www.target.com

1000 NICOLLET MALL MINNEAPOLIS, MN 55403-2542

VOTE BY INTERNET - www.proxyvote.com

Use  the  Internet  to  transmit  your  voting  instructions.  Have  your  proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Target Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use  any  touch-tone  telephone  to  transmit  your  voting  instructions. Have  your  proxy  card  in  hand  when  you  call  and  then  follow  the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Target Corporation, c/o ADP,

51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TARGT1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

TARGET CORPORATION
The Board of Directors Recommends a Vote "FOR" Items 1, 2, 3 and 4 and "AGAINST" Item 5.

1. Election of Directors								To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
					For	Withhold	For All
	01) Calvin Darden				All	All	Except
	02) Anne M. Mulcahy
	03) Stephen W. Sanger
	04) Gregg W. Steinhafel				0	0	0

		For	Against	Abstain				For	Against	Abstain
2. Company proposal to ratify the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.		0	0	0	5. Shareholder proposal regarding additional disclosure of political contributions.			0	0	0

3. Company proposal to approve the Officer Short-Term Incentive Plan.		0	0	0	6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

4. Company proposal to approve an amendment to the restated articles of incorporation to require a majority vote for the election of directors.		0	0	0

If you are a registered or beneficial shareholder, consenting to receive all future annual meeting materials electronically is simple and fast!
Enroll today at  www.icsdelivery.com/target for secure online access to your proxy materials.

For comments, please check this box and write them on the other side of this card.				0					Yes	No
NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your full title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.					Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation Policy on Confidential Voting described in the 2007 Proxy Statement.				0	0

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, YOU MUST REQUEST AN ADMISSION TICKET ON OR BEFORE MAY 14, 2007. PLEASE SEE PAGE 1 OF THE PROXY STATEMENT FOR INSTRUCTIONS ON REQUESTING A TICKET.

As a Registered Shareholder, you can access this Target Corporation account online via:

http://www.melloninvestor.com

Mellon Investor Services LLC, Transfer Agent for Target Corporation, now makes it easy and convenient to get current information on this shareholder account.

• View account status	• Make address changes
• View certificate history	• Obtain a duplicate 1099 tax form
• View book-entry information	• Establish/change your PIN
• View payment history for dividends

For Technical Information Call 1-877-978-7778

Monday-Friday between 9 a.m.-7 p.m. Eastern Daylight Time

Proxy Solicited on Behalf of the Board of Directors for the May 24, 2007 Annual Meeting of Shareholders
YOUR VOTE IS IMPORTANT Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Internet voting and telephone voting deadlines are 11:59 p.m. Eastern Daylight Time on:
• May 23, 2007 for all shareholders except participants in the Target Corporation 401(k) Plan; and

• May 21, 2007 for participants in the Target Corporation 401(k) plan.

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Robert J. Ulrich, Douglas A. Scovanner and Timothy R. Baer, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated below and on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned at the Annual Meeting of Shareholders to be held on May 24, 2007, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR proposals set forth in items 1, 2, 3  and 4 and AGAINST item 5. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it.

For participants in the Target Corporation 401(k) Plan, this proxy card will constitute voting instructions to the Trustee under this Plan. As a participant in this Plan, the undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Corporation. These instructions will be followed as directed, but if a signed proxy card is returned but no direction is given, the Trustee is instructed to vote FOR proposals set forth in items 1, 2, 3 and 4 and AGAINST item 5. Shares held in the Plan for which no voting instructions are received by the Trustee will be voted in the same proportion as votes actually cast by Plan participants. Instruction cards received by the Trustee after May 21, 2007, will not be counted.

Comments:

(If you noted any comments above, please mark corresponding box on the reverse side.)